UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2025 (February 8, 2024)

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40700	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (510) 668-0881

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ABVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements

As previously reported, on February 6, 2024, ABVC BioPharma, Inc. (the “Company”) reported that it entered into a definitive agreement with Shuling Jiang (“Jiang”), pursuant to which Jiang shall transfer the ownership of certain land she owns located at Taoyuan City, Taiwan (the “Land”) to the Company (the “Original Agreement”). Jiang is a director of the Company, is married to TS Jiang, the Company’s Chief Strategic Office and currently owns approximately 8.16% of the Company’s issued and outstanding shares of the Company’s common stock, par value, $0.001 per share (the “Comon Stock”). Accordingly, the transaction contemplated by the Agreement constitutes a related party transaction as defined by Item 404 of Regulation S-K.

As later reported, on May 16, 2024, the Company’s board of directors determined that it was in the best interest of the Company and its shareholders to terminate the Agreement and not proceed with the transfer of land ownership at such time and that it may later reconsider the transaction.

As disclosed in the Proxy Statement (the “Proxy”) for the Company’s 2025 Annual Shareholder Meeting (the “Meeting”) held on June 3, 2025 (the “Meeting Date”), the Company and Jiang were renegotiating the terms of the Shuling Transaction. The Proxy also stated that consideration for the Land would be consist of a combination of shares of our common stock (the “Jiang Shares”) and warrants to purchase shares of common stock (“Warrants”), but since the number of Jiang Shares was uncertain and therefore possible that it would result in the issuance of an amount of shares of common stock equal to or in excess of 20% of our common stock outstanding at a price that is less than the Minimum Price (as hereinafter defined), we determined to obtain shareholder approval of the issuance pursuant to Nasdaq Listing Rule 5635(d). The Company obtained the required shareholder approval at the Meeting. On July 15, 2025, the parties entered into definitive agreements for the Land (the “Definitive Agreement”), which includes a warrant agreement (the “Warrant”).

Pursuant to the Definitive Agreement, the Company shall issue (i) 2,035,136 Jiang Shares, which is based on the closing price of the Company’s common stock on the Meeting Date and a land valuation of $3,857,9751 and (ii) a Warrant to purchase up to 1,000,000 shares of the Company’s common stock at an exercise price of $2.50 per share; following which, Jiang shall transfer ownership of the Land to the Company. Additionally, if the Company voluntary delists from the Nasdaq Capital Market and does not list its common stock on another national exchange or there is a change of control, Jiang maintains the right to have the title of the Land returned to her, subject to her return of all un-exercised Warrants and any Jiang Shares that she has not transferred or sold prior thereto. Shuling also remains eligible to receive additional shares of the Company’s common stock if the price of the Company’s common stock falls below $1.65 per share during any six-month period prior to the time the Jiang Shares may be sold without restriction and she does not prefer to have the title returned to her. Should she choose to receive additional shares, the number of shares issuable shall be based on the lowest closing price during such six-month period.

The Warrant has a term of 5 years and may be exercised via cashless exercise. A holder (together with its affiliates) may not exercise any portion of such holder’s Warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise (the “Maximum Percentage ”), except that if at any time the Holder Group (as defined in the Warrant) beneficially owns in excess of 4.99% of any class of equity interests in the Company that is registered under the Securities Exchange Act of 1934, as amended (excluding any interests deemed beneficially owned by virtue of the Warrant), then the Maximum Percentage shall automatically increase to 9.99% so long as the Holder Group owns in excess of 4.99% of such class of equity interests (and shall, for the avoidance of doubt, automatically decrease to 4.99% upon the Holder Group ceasing to own in excess of 4.99% of such class of equity interests) (the “Beneficial Ownership Limitation”).

As part of the Definitive Agreement, the parties also entered into a consulting agreement, pursuant to which Jiang shall help with the development and maintenance of the Land (the “Consulting Agreement”). For such services, Jiang shall receive $1,000,000 to be paid in 1,000,000 shares of the Company’s common stock, subject to a five-year vesting schedule at the rate of 200,000 shares per year. The Consulting Agreement has a 1-year term, unless terminated earlier by either party upon 30 days prior written notice.

[1]	The Definitive Agreement attached hereto as Exhibit 10.1 contains a typo. The gross value of the Property is actually estimated to be US$3,857,975.

After the issuance of the Jiang Shares, Jiang shall own approximately 16.5% of the Company’s issued and outstanding shares of Common Stock. Assuming all the Warrants are exercised at the exercise price, she will own a total of approximately 20.1% of the Company’s issued and outstanding shares of Common Stock as of the date hereof. Assuming we issue all of the shares issuable pursuant to the Consulting Agreement, she will own a total of approximately 23.3% of the Company’s issued and outstanding shares of Common Stock as of the date hereof. The prior percentages ignore all beneficial ownership caps and vesting schedules, to show Jiang’s total potential ownership.

The Definitive Agreement also contains customary termination provisions, and other obligations and rights of the parties.

The foregoing description of the Definitive Agreement, Warrant and Consulting Agreement is qualified by reference to the full text of such documents, which are filed as exhibits hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. The issuance of the Jiang Shares and warrants pursuant to the Agreement was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation S under the Securities Act and corresponding provisions of state securities or “blue sky” laws. None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such an offer, solicitation or sale would be unlawful.

Item 9.01 Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Form of Warrant
10.1	Definitive Agreement between the Company and Shuling Jiang
10.2	Consulting Agreement
104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

July 18, 2025	By:	/s/ Uttam Patil
Uttam Patil
Chief Executive Officer

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